Exhibit 10.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                               )  Chapter 11
                                                     )
DELTA MILLS, INC., et al.,(1)                        ) Case No. 06-11144 (CSS)
                   -- --
                                                     )
                  Debtors.                           ) Jointly Administered )
) RE: D.I. 7

       ORDER AUTHORIZING THE DEBTORS (I) TO PAY (A) EMPLOYEES FOR ACCRUED VACATION UPON TERMINATION; (B) SALARY AND COMPENSATION EXCEEDING THE CAP
        UNDER SECTION 507(a)(4) OF THE BANKRUPTCY CODE TO EMPLOYEES; (C)
                   NON-EXECUTIVE EMPLOYEES UNDER THE MODIFIED
                SEVERANCE PLAN; AND (D) INCENTIVE PAYMENTS TO EXECUTIVE EMPLOYEES AND (II) TO HONOR THE 2004 STOCK PLAN


         Upon the Debtors' Motion for Entry of an Order Under 11 U.S.C. ss.ss. 105(a), 363(b), 507(a)(4) and 507(a)(5) (i) Authorizing the Debtors to Continue Payroll and Payroll Related Practices Including Payment of Certain Pre-Petition
(a) Wages, Salaries, Vacation Pay and Other Compensation and Amounts Withheld from Such Compensation; (b) Employee Medical Claims, Health Benefits, Retirement Plan Benefits and Similar Benefits; (c) Employee Severance Pay; (d) Reimbursement of Employee Expenses; and (e) Payment of All Costs Incident thereto and (ii) Authorizing and Directing Applicable Banks and Other Financial Institutions to Receive, Process, Honor and Pay Certain Checks and Transfers (D.I. 7) (the "Motion"),(2) dated October 13, 2006, and filed by Delta Mills, Inc., Delta Woodside Industries, Inc. and Delta Mills Marketing, Inc., debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"); and

         It appearing that due and sufficient notice of the Motion has been given and that no other or further notice need be provided.

-----------------------------------
(1)      These jointly administered cases are those of the following debtors:
         Delta Mills, Inc.; Delta Woodside Industries, Inc.; and Delta Mills Marketing, Inc.
(2) Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Motion.

         THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

         WHEREAS, on October 13, 2006 (the "Petition Date"), the Debtors commenced their respective bankruptcy cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

         WHEREAS, no trustee or examiner has been appointed in these cases;

         WHEREAS, the Debtors are operating their respective businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, on the Petition Date, the Debtor filed, inter alia, the Motion, whereby the Debtors sought authority, inter alia, to (i) pay each Employee his or her accrued but unpaid wages and other compensation as of the Petition Date that exceeds the cap under section 507(a)(4) of the Bankruptcy Code for a particular Employee; (ii) pay Employees for accrued vacation upon termination, including vacation time that accrued for pre-petition services;
(iii) to continue the Severance Plan, subject to the modifications set forth in the Motion, with respect to Employees who remain employed by the Debtors as of the Petition Date; and (iv) to issue both the shares of common stock of DLWI and the cash portion of the 2004 Stock Plan due and payable as of the Petition Date to the Employees who have achieved the continued service requirements under the 2004 Stock Plan (collectively, the "Pending Requested Relief");

         WHEREAS, the events leading up to the Petition Date and the facts and circumstances supporting the relief requested in the Motion are set forth in the Declaration of William H. Hardman, Jr., in Support of First Day Relief (the "Hardman Declaration") filed on the Petition Date and incorporated into the Motion by reference;

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

         WHEREAS, The Court has jurisdiction to consider the Motion and the relief requested therein under 28 U.S.C. ss.ss. 157 and 1334, the Motion is a core proceeding under 28 U.S.C. ss. 157(b)(2) and venue is proper in the Court under 28 U.S.C. ss.ss. 1408 and 1409;

         WHEREAS, on the Petition Date, the Court held a hearing (the "First Day Hearing") to consider the motions and applications filed by the Debtors requesting various forms of first day relief including, inter alia, the relief requested by the Motion;

         WHEREAS, at the First Day Hearing, the Court granted certain relief requested in the Motion and adjourned the hearing until October 25, 2006 at 5:00 p.m. (ET) with regard to the Pending Requested Relief;

         WHEREAS, on October 20, 2006, the Court entered the Amended Order Under 11 U.S.C. ss.ss. 105(a), 363(b), 507(a)(4) and 507(a)(5) (i) Authorizing the
Debtors to Continue Payroll and Payroll Related Practices Including Payment of Certain Pre-Petition (a) Wages, Salaries, Vacation Pay and Other Compensation and Amounts Withheld from Such Compensation; (b) Employee Medical Claims, Health Benefits, Retirement Plan Benefits and Similar Benefits; (c) Employee Severance Pay; (d) Reimbursement of Employee Expenses; and (e) Payment of All Costs Incident thereto and (ii) Authorizing and Directing Applicable Banks and Other Financial Institutions to Receive, Process, Honor and Pay Certain Checks and Transfers (D.I. 20) (the "Entered Order") granting the relief requested in the Motion (other than the Pending Requested Relief) that was approved by the Court at the First Day Hearing;

         WHEREAS, on October 20, 2006, the United States Trustee for the District of Delaware (the "U.S. Trustee") appointed an official committee of unsecured creditors (the "Committee");

         WHEREAS, the U.S. Trustee and the Committee have communicated to the Debtors certain informal objections to the Pending Requested Relief (the "Objections");

         WHEREAS, apart from the Objections, the Debtors have received no other objections to the Pending Requested Relief; WHEREAS, after good faith, arm's-length negotiations with the Committee, the Debtors are submitting this Order, to which the Committee has no objection, for entry by the Court; and

         WHEREAS, the Pending Requested Relief, as modified hereinbelow, is in the best interest of the Debtors' estates, creditors and other parties in interest.

         IT IS HEREBY ORDERED THAT:

         1. The findings of fact entered above and the conclusions of law stated herein shall constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any finding of fact shall later be determined to be a conclusion of law, it shall be so deemed, and to the extent that any conclusion of law shall later be determined to be a finding of fact, it shall be so deemed.

         2. The Objections and any and all other objections to the Pending Requested Relief are hereby overruled.

         3. The Motion, to the extent not granted by the Entered Order, is hereby GRANTED and the Pending Requested Relief is APPROVED subject to the modifications and to the extent set forth hereinbelow.

         4. The Debtors are hereby authorized and empowered, but not directed:

                           (a) To pay William Garrett, the Debtors' President and Chief Executive Officer, his accrued but unpaid salary and other compensation as of the Petition Date, including any such amount that exceeded the cap under section 507(a)(4) of the Bankruptcy Code, up to a maximum aggregate cap of $16,400.

                           (b) To continue allowing William Garrett, William Hardman, the Debtors' Executive Vice President, Chief Financial Officer, Secretary and Treasurer, and Donald Walker, the Debtors' Executive Vice President of Operations (collectively, the "Executive Employees") to take paid vacation and pay, up to an aggregate maximum cap of $50,000, the Executive Employees for accrued vacation upon termination, including vacation time that accrued for pre-petition services.

                           (c) To make payments (the "Modified Severance Plan Payments") to Salaried Employees other than the Executive Employees (the "Non-Executive Employees") who were employed by the Debtors as of the Petition Date up to a maximum aggregate cap of $1,555,582 (inclusive of the Additional Modified Severance Plan Payments, as defined below, the "Aggregate Modified Severance Plan Payment Amount") as follows:

                                    (i) The Debtors are authorized to pay to
                           each Non-Executive Employee a Modified Severance Plan Payment equal to 65% of the amount of severance accrued as of the Petition Date for such Non-Executive Employee under the Severance Plan as set forth in the Motion up to the Aggregate Modified Severance Plan Payment Amount less the amount of the Additional Modified Severance Plan Payments (as defined below).

                                    (ii) In addition, the Debtors are authorized
                           to pay, in their sole discretion, up to the amount of $67,180 to Non-Executive Employees as additional Modified Severance Plan Payments (the "Additional Modified Severance Plan Payments").

                                    (iii) The Debtors shall pay a Modified
                           Severance Plan Payment and, as applicable, an Additional Modified Severance Plan Payment to a Non-Executive Employee on a weekly basis over a 12-week period beginning on the later of (A) January 31, 2007 or (B) the date that the Debtors designate as such Non-Executive Employee's employment termination date (the "Designated Termination Date").

                                    (iv) A Non-Executive Employee shall not be
                           entitled to nor receive a Modified Severance Plan Payment or an Additional Modified Severance Plan Payment if such Non-Executive Employee (A) leaves the Debtors' employ prior to such Non-Executive Employee's Designated Termination Date, (B) is terminated with cause by the Debtors or (C) is not otherwise entitled to payments under the Severance Plan set forth in the motion (excluding Section V.E and I therein and the Amendment to the Severance Plan for Salaried Employees of Delta Woodside, Industries, Inc., effective as of July 1, 2000, thereto).

                           (d) To make incentive payments (the "Incentive Plan Payments") to the Executive Employees up to a maximum aggregate cap of $444,418 as follows:

                                    (i) William Garrett. The Debtors are
                           authorized to pay to Mr. Garrett an Incentive Payment equal to 50% of $272,805 upon the repayment in full of GMAC (other than amounts payable with respect to outstanding letters of credit), provided that, as of any date (the first such date, the "Applicable Testing Date") within the period beginning on the date of such full repayment and ending on April 30, 2007, the aggregate gross recovery from the working capital assets (excluding cash) exceeds the aggregate amount paid to GMAC after the Petition Date. The Debtors shall pay this 50% amount Incentive Payment to Mr. Garrett, as applicable, on a weekly basis beginning on the Applicable Testing Date and ending June 30, 2007. The other 50% of $272,805 shall be earned by Mr. Garrett when each of the following tests is satisfied: (A) at least 90% of the dollar amount of the accounts receivable shown in the budget approved by GMAC on the Petition Date (net of reserves contemplated by the budget) have been collected and (B) the aggregate net recovery from the sale of inventory and collection of accounts receivable by the Company equals or exceeds 90% of the aggregate amount thereof contemplated by the budget. The Debtors are authorized to pay to Mr. Garrett this 50% amount Incentive Payment, if earned pursuant to the foregoing, on a weekly basis beginning on the date that these two tests are first satisfied and ending June 30, 2007.

                                    (ii) William Hardman. The Debtors are
                           authorized to pay to Mr. Hardman an Incentive Payment equal to 50% of $88,002 upon the repayment in full of GMAC (other than amounts payable with respect to outstanding letters of credit), provided that, as of the Applicable Testing Date within the period beginning on the date of such full repayment and ending on April 30, 2007, the aggregate gross recovery from the working capital assets (excluding cash) exceeds the aggregate amount paid to GMAC after the Petition Date. The Debtors shall pay this 50% amount Incentive Payment to Mr. Hardman, as applicable, on a weekly basis beginning on the Applicable Testing Date and ending June 30, 2007. The other 50% of $88,002 shall be earned by Mr. Hardman when each of the following tests is satisfied: (A) at least 90% of the dollar amount of the accounts receivable shown in the budget approved by GMAC on the Petition Date (net of reserves contemplated by the budget) have been collected and (B) the aggregate net recovery from the sale of inventory and collection of accounts receivable by the Company equals or exceeds 90% of the aggregate amount thereof contemplated by the budget. The Debtors are authorized to pay to Mr. Hardman this 50% amount Incentive Payment, if earned pursuant to the foregoing, on a weekly basis beginning on the date that these two tests are first satisfied and ending June 30, 2007.

                                    (iii) Donald Walker. The Debtors are
                           authorized to pay to Mr. Walker an Incentive Payment equal to 50% of $83,611 upon the repayment in full of GMAC (other than amounts payable with respect to outstanding letters of credit), provided that, as of the Applicable Testing Date within the period beginning on the date of such full repayment and ending on April 30, 2007, the aggregate gross recovery from the working capital assets (excluding cash) exceeds the aggregate amount paid to GMAC after the Petition Date. The Debtors shall pay this 50% amount Incentive Payment to Mr. Walker, as applicable, on a weekly basis beginning on the Applicable Testing Date and ending June 30, 2007. The other 50% of $83,611 shall be earned by Mr. Walker when each of the following tests is satisfied: (A) at least 90% of the dollar amount of the accounts receivable shown in the budget approved by GMAC on the Petition Date (net of reserves contemplated by the budget) have been collected and (B) the aggregate net recovery from the sale of inventory and collection of accounts receivable by the Company equals or exceeds 90% of the aggregate amount thereof contemplated by the budget. The Debtors are authorized to pay to Mr. Walker this 50% amount Incentive Payment, if earned pursuant to the foregoing, on a weekly basis beginning on the date that these two tests are first satisfied and ending June 30, 2007.

                                    (iv) An Executive Employee shall not be
                           entitled to nor receive an Incentive Payment if such Executive Employee (A) leaves the Debtors' employ prior to the date that the Debtors designate as such Executive Employee's employment termination date, (B) is terminated with cause by the Debtors or (C) is not otherwise entitled to payments under the Severance Plan as set forth in the Motion (excluding Section V.E and I therein and the Amendment to the Severance Plan for Salaried Employees of Delta Woodside, Industries, Inc., effective as of July 1, 2000, thereto).

                           (e) To issue both the shares of common stock of DLWI and the cash portion of the 2004 Stock Plan up to an aggregate maximum cap of $2,800 with regard to the cash portion now due and payable to the Debtors' Employees who have achieved the continued service requirements under the 2004 Stock Plan.

         5. To the extent a Non-Executive Employee (a) does not leave the Debtors' employ prior to such Non-Executive Employee's Designated Termination Date, (b) is not terminated with cause by the Debtors and (c) is otherwise entitled to payments under the Severance Plan as set forth in the Motion (excluding Section V.E and I therein and the Amendment to the Severance Plan for Salaried Employees of Delta Woodside, Industries, Inc., effective as of July 1, 2000, thereto), such Non-Executive Employee who receives a Modified Severance Plan Payment and, as applicable, an Additional Modified Severance Plan Payment shall have and shall be deemed to have filed a timely proof of claim for an allowed general unsecured non-priority claim in the amount of the difference between (y) the amount of severance accrued for such Non-Executive Employee under the Severance Plan as set forth in the Motion and (z) the amount of such Non-Executive Employee's Modified Severance Plan Payment and, as applicable, Additional Modified Severance Plan Payment received from the Debtors as set forth herein.

         6. To the extent an Executive Employee (a) does not leave the Debtors' employ prior to the date that the Debtors designate as such Executive Employee's employment termination date, (b) is not terminated with cause by the Debtors and
(c) is otherwise entitled to payments under the Severance Plan as set forth in the Motion (excluding Section V.E and I therein and the Amendment to the Severance Plan for Salaried Employees of Delta Woodside, Industries, Inc., effective as of July 1, 2000, thereto), such Executive Employee who receives an Incentive Plan Payment shall have and shall be deemed to have filed a timely proof of claim for an allowed general unsecured non-priority claim in the amount of the difference between (y) the amount of severance accrued for such Executive Employee under the Severance Plan as set forth in the Motion and (z) the amount of such Executive Employee's Incentive Plan Payment received from the Debtors as set forth herein.

         7. Except to the extent set forth herein, nothing in the Motion or this Order, nor the Debtors' payment of claims pursuant to this Order, shall be deemed or construed: (a) as an admission as to the validity of any claim against the Debtors; (b) as a waiver of the Debtors' rights to dispute any claim; (c) to waive or release any right, claim, defense or counterclaim of the Debtors or its estate, or to estop the Debtors or their estate from asserting any right, claim, defense or counterclaim; (d) as an approval or assumption of any agreement, contract or lease, pursuant to section 365 of the Bankruptcy Code; or (e) as an admission that any obligation is entitled to administrative expense priority or any such contract or agreement is executory or unexpired for purposes of section 365 of the Bankruptcy Code or otherwise.

         8. The Debtors are authorized and empowered to take such actions as may be necessary and appropriate to implement the terms of this Order.

         9. This Court shall retain jurisdiction with respect to all matters relating to the interpretation or implementation of this Order.

         10. Rule 9013-1(m) of the Local Rules of the United States Bankruptcy Court for the District of Delaware is applicable to this Order.

Dated:    October 25, 2006
          Wilmington, Delaware



                          /s/  Christopher S. Sontchi
                          ------------------------------------------------
                          HONORABLE CHRISTOPHER S. SONTCHI
                          UNITED STATES BANKRUPTCY JUDGE


542571


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